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                                                                    Exhibit 99.3

     STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND
                 CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

        I, Matthew E. Massengill, state and attest that:

        (1) To the best of my knowledge, based upon a review of the covered reports of Western Digital Corporation, and, except as corrected or supplemented in a subsequent covered report:

            - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

            - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

        (2) I have reviewed the contents of this statement with the Company's audit committee.

        (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

            - the Annual Report of Western Digital Corporation on Form 10-K for the year ended June 28, 2002;

            - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Western Digital Corporation filed with the Commission subsequent to the filing of the Annual Report on Form 10-K identified above; and

            -  any amendments to any of the foregoing.



By: /s/ MATTHEW E. MASSENGILL
   -------------------------------
Name: Matthew E. Massengill                 Subscribed and sworn to
Title: Chief Executive Officer              before me this 25th day of
September 25, 2002                          September 2002

                                            /s/ ROSALIA SIAKI DELANEY
                                            ------------------------------------
                                            Notary Public
                                                                  April 21, 2005
                                            My Commission Expires ______________